EXHIBIT 24
POWER OF ATTORNEY


I,Robert A. Ingram, a resident of
Durham, North Carolina, of legal age and legally competent for all purposes, do hereby grant this Power of Attorney to John S. Russell, Executive Vice President, General Counsel and Chief Administrative Officer of Quintiles Transnational Corp. (the "Company"), James L. Bierman, Executive Vice President and Chief Financial Officer and Tammy B. Stogner, Senior Director, Finance, who are of legal age and who are legally competent for all purposes, and with full power of substitution so that they, or any of them, may perform any and all acts necessary to achieve the purposes, described herein below. I expressly authorize the said attorneys-in-fact, or any of them, to execute and deliver to the Securities and Exchange Commission on my behalf and on behalf of any trust of which I am a trustee the Initial Statement of Beneficial Ownership of Securities on Form 3, the Statement of Changes in Beneficial Ownership on Form 4, the Annual Statement of Changes in Beneficial Ownership on Form 5 and any amendments to said Form 3, Form 4 or Form 5 for securities of the Company that I or any trust of which I am a trustee now or hereafter beneficially own based on the information which I shall provide. The authority under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the ownership of or transactions in securities of the Company by the undersigned or any trust which the undersigned is a trustee, unless earlier revoked in writing. The undersigned acknowledges that John S. Russell, James L. Bierman and Tammy
B. Stogner are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

IN
TESTIMONY WHEREOF, I hereby sign this Power of Attorney in the City of Durham, on this the 22nd day of January, 2004.



						/s/ Robert
A. Ingram
						Signature


						Robert A. Ingram

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